As filed with the Securities and Exchange Commission on October 10, 2000.

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                              FILE NUMBER 811-07437

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         JOHN HANCOCK DECLARATION TRUST
                (Name of Registrant as Specified in Its Charter)

                         JOHN HANCOCK DECLARATION TRUST
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6 (i) (1), or
    14a-6 (i) (2) or Item 22(a) (2) or schedule 14A (sent by wire transmission).

[ ] Fee paid previously with preliminary materials.

[X] No fee required.


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--------------------------------------------------------------------------------
                              Important Information
--------------------------------------------------------------------------------


                                                                October 10, 2000


Dear Contract or Certificate Owner,

I am writing to ask you to consider an important matter affecting your annuity contract or certificate. Some or all of the value of your variable insurance contract or certificate, issued by either John Hancock Life Insurance Company or John Hancock Variable Life Insurance Company (the "insurance companies") is invested in John Hancock V.A. Financial Industries Fund (the "fund"). The insurance companies hold shares of the fund in separate accounts in order to fund your annuity payments. For this reason, you have the right to instruct your insurance company how to vote the shares attributable to your variable insurance contract or certificate.

As you may know, your portfolio has an investment restriction requiring it to invest more than 25% of assets in the banking industry. In the new environment of the financial services sector that has been created by the enactment of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, it is becoming more difficult to define a financial services company by one particular industry. And therefore, it is also increasingly difficult for the V.A. Financial Industries Fund to meet this restriction. Also, across the changing landscape of the financial services sector, the best opportunities are not always limited to the banking industry, but may occur in industries such as insurance. This restriction limits the fund's ability to fully capitalize on the sector's best opportunities. Therefore, your fund's trustees are asking you to approve the removal of this investment restriction.

No Change in Investment Objective

It is important to note that this proposal does not in any way signal a change in your fund's investment objective. Your fund will continue to seek capital appreciation by investing primarily in stocks of U.S. and foreign financial services companies.

This proposal has been unanimously approved by the board of trustees, who believe it will benefit the fund's shareholders and, indirectly, you and your fellow holders of variable contracts or certificates based in the fund. The proposal is detailed in the enclosed proxy statement and summarized in the questions and answers on the following pages. I suggest you read both thoroughly before voting.

Your Vote Makes a Difference!

No matter what size your investment may be, your vote is critical. I urge you to review the enclosed materials and to complete, sign and return the enclosed voting instruction card to the insurance company, which will vote its shares in the fund in accordance with your instructions. Your prompt response will help avoid the need for additional mailings. For your convenience, we have provided a postage-paid envelope.

If you have any questions or need additional information, please contact your investment professional or call your John Hancock Service Representative at 1-800-824-0335, Monday through Friday between 8:00 a.m. and 6:00 p.m. Eastern Time. I thank you for your prompt vote on this matter.

Sincerely,


/s/Maureen R. Ford
------------------
Maureen R. Ford
Vice Chairman, President and CEO


Declaration Variable Annuity, Patriot Variable Annuity and Revolution Variable Annuities are issued by John Hancock Life Insurance Company, or its subsidiary John Hancock Variable Life Insurance Company*, and are distributed by John Hancock Funds, Inc., 101 Huntington Avenue, Boston, MA 02199-7603, or Signator Investors, Inc., 200 Clarendon Street, Boston, MA 02117. *Not licensed in New York.

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

Q&A

Q: Why is the investment restriction requiring the fund to invest more than 25% of assets in the banking industry being removed?

A: At the time the John Hancock V.A. Financial Industries Fund was created, John
   Hancock Funds decided to add this banking industry restriction to the fund in order to more closely tie the fund to the already established and successful John Hancock Financial Industries Fund.

   Since the V.A. Financial Industries Fund's inception on April 30, 1997, the financial services sector has undergone a momentous change with the enactment of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. This Act
   removes Depression-era restrictions that prohibited broad affiliations among the banking, securities and insurance industries. Now, in the new environment of the financial services sector that this act has created, it is becoming more difficult to define a financial services company by one particular industry. And therefore, it is also increasingly difficult for the V.A. Financial Industries
   Fund to meet this restriction.

   Also, across the changing landscape of the financial services sector, the best opportunities are not always limited to the banking industry, but may occur in industries such as insurance. The current restriction limits the fund's ability to fully capitalize on the sector's best opportunities.

Q: Does this change to the fund's investment restrictions signify a change in the fund's investment objective and strategy?

A: No, this proposal does not in any way signal a change in your fund's investment objective or strategy. Your fund will continue to seek capital appreciation by investing primarily in stocks of U.S. and foreign financial services companies. To pursue this objective, your fund's portfolio management team will continue to invest in companies that appear comparatively undervalued, positioned to benefit from regulatory changes and positioned to benefit from the industry-wide trend of consolidation. In fact, by removing this restriction, the fund may be better enabled to execute this strategy by not being as limited to one industry within the sector.

Q: Will this change affect the number of units I currently have in the John
   Hancock V.A. Financial Industries Fund? Will there be any tax implications?

A: No. There will be no impact to the number of units you have invested in your variable annuity and there are no tax implications.

Q: How do I provide voting instructions?

A: Complete, sign and return the enclosed voting instruction card using the postage-paid envelope provided.

                   JOHN HANCOCK V.A. FINANCIAL INDUSTRIES FUND
                  (a series of John Hancock Declaration Trust)
                             101 Huntington Avenue
                                Boston, MA 02199

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 1, 2000

This is the formal agenda for your fund's special meeting. It tells you, as contract owners, and the insurance companies that are the owners of the fund's shares, what matters will be voted on and the time and place of the meeting, in case you want to attend in person. The insurance companies will vote their fund shares as instructed by their contract owners, who are also referred to in the proxy materials as "shareholders" for this limited purpose.

To the shareholders of John Hancock V.A. Financial Industries Fund:

A special meeting of shareholders of your fund will be held at 101 Huntington Avenue, Boston, Massachusetts on Friday, December 1, 2000, at 9:00 a.m., Eastern Time, to consider the following:

1. A proposal to eliminate the investment restriction requiring your fund to invest more than 25% of its assets in the banking industry. Your board of trustees recommends that you vote FOR this proposal.

2. Any other business that may properly come before the meeting. Shareholders of record as of the close of business on September 12, 2000, are entitled to vote at the meeting and any related follow-up meetings.

Whether or not you expect to attend the meeting, please complete and return the enclosed proxy card. Please take a few minutes to vote now.

                                        By order of the board of trustees,
                                        Susan S. Newton
                                        Secretary

October 10, 2000

                               PROXY STATEMENT OF
                  JOHN HANCOCK V.A. FINANCIAL INDUSTRIES FUND
                  (a series of John Hancock Declaration Trust)


This proxy statement contains the information you should know before voting on the proposals as summarized below.

Your fund will furnish without charge a copy of its most recent semiannual and annual report to any shareholder upon request. Shareholders who want to obtain a copy of these reports should direct all written requests to the attention of the fund, 101 Huntington Avenue, Boston, Massachusetts 02199 or call John Hancock Funds at 1-800-824-0335.

                                  INTRODUCTION

This proxy statement is being used by the board of trustees of your fund to solicit proxies to be voted at a special meeting of shareholders of your fund. This meeting will be held at the principal executive offices of the fund, 101 Huntington Avenue, Boston, Massachusetts on Friday, December 1, 2000, at 9:00 a.m., Eastern Time. The purpose of the meeting is to consider:

1. A proposal to eliminate the investment restriction requiring your fund to invest more than 25% of its assets in the banking industry. Your board of trustees recommends that you vote FOR this proposal.

2. Any other business that may properly come before the meeting.

This proxy statement and the proxy card are being mailed to fund shareholders on or about October 10, 2000.

Who is Eligible to Vote?

Shareholders of record on September 12, 2000 are entitled to attend and vote on each proposal at the meeting or any adjourned meeting. This means that the insurance companies that were shareholders of record on September 12, 2000 will vote shares of the fund in accordance with contract holders' voting instructions for shares held in contract holders' accounts on that date. Each share is entitled to one vote. If you sign a voting instruction card, but do not fill in a vote, your shares will be voted "for" the proposals. If any other business comes before the meeting, contract holders' shares will be voted at the discretion of the insurance companies or the persons named as their proxies.

                                   PROPOSAL 1
          AMENDMENT TO THE FUND'S INVESTMENT RESTRICTIONS TO ELIMINATE
               THE 25% BANKING INDUSTRY CONCENTRATION REQUIREMENT

If the fund's shareholders approve this proposal, the fund's investment restrictions will be amended to eliminate the concentration policy requiring the fund to invest more than 25% of its assets in the banking industry.

When the John Hancock V.A. Financial Industries Fund was created in April 1997, the 25% banking industry concentration policy was included in order to more closely tie the fund to the already established and successful John Hancock Financial Industries Fund.

Since the V.A. Financial Industries Fund's inception, the financial services sector has undergone a momentous change with the enactment of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. This Act removed many of the Depression-era restrictions that prohibited broad affiliations in the banking, insurance and securities industries. In this new and deregulated environment, it has become increasingly difficult to characterize financial services companies as being in one particular industry. As a result, it has also become increasingly difficult for the fund to meet this outdated restriction.

In addition, across the changing landscape of the financial services sector, the best opportunities are not limited to the banking industry. In fact, it is possible that the majority of these opportunities may fall outside the banking industry, in areas such as the insurance industry. This restriction limits the fund's ability to fully capitalize on the sector's best opportunities, and does not reflect the reality of today's financial services sector.


Eliminating the 25% banking industry concentration policy may benefit shareholders by allowing the fund to take advantage of investment opportunities in the rapidly changing financial services sector that it may otherwise have to forego if the banking industry concentration policy remains in place. These investment opportunities may include, but are not limited to finance companies, brokerage and advisory firms, insurance companies, and financial holding companies.


The fund will continue to invest at least 65% of assets in financial services companies, which include companies in the banking industry.

The table below sets forth the fund's current fundamental restriction in the left-hand column and the proposed amended restriction in the right-hand column.

------------------------------------------------------------------------------------------------------------------------------------

                                Current Fundamental Restriction                        Amended Fundamental
                                                                                           Restriction

------------------------------------------------------------------------------------------------------------------------------------

1                              The fund may not purchase the                          Amended as follows: The fund may
                               securities of issuers conducting                       not purchase the securities of
                               their principal activity in the                        issuers conducting their principal
                               same industry if, immediately after                    activity in the same industry if,
                               such purchase, the value of its                        immediately after such purchase,
                               investments in such industry would                     the value of its investments in
                               exceed 25% of its total assets                         such industry would exceed 25% of
                               taken at market value at the time                      its total assets taken at market
                               of such investment; except that the                    value at the time of such
                               fund intends to invest more than                       investment; except that the fund
                               25% of its total assets in the                         will ordinarily invest more than
                               banking industry and will                              25% of its assets in the financial
                               ordinarily invest more than 25% of                     services sector. This limitation
                               its assets in the financial                            does not apply to investments in
                               services sector, which includes the                    obligations of the U.S. government
                               banking industry. This limitation                      or any of its agencies,
                               does not apply to investments in                       instrumentalities or authorities.
                               obligations of the U.S. government
                               or any of its agencies,                                            *  *  *  *
                               instrumentalities or authorities.
                                                                                      Explanation: The amended
                                                                                      restriction modernizes the fund's
                                                                                      investment restrictions to reflect
                                                                                      recent regulatory changes in the
                                                                                      financial services sector.

------------------------------------------------------------------------------------------------------------------------------------


                      BOARD EVALUATION AND RECOMMENDATION


For the reasons described above, the fund's trustees, including the independent trustees, recommend that the shareholders of the fund approve amending the fund's investment restrictions to eliminate the 25% banking industry concentration requirement.

If the required approval of shareholders is not obtained, the fund's investment restriction will remain unchanged.

The trustees of your fund recommend that the shareholders of your fund vote for the proposal to amend the fund's investment restrictions to eliminate the 25% banking industry concentration requirement.

                        VOTING RIGHTS AND REQUIRED VOTE


Each share of your fund is entitled to one vote for each proposal. Approval of each proposal requires the affirmative vote of a majority of the shares of your fund outstanding and entitled to vote. For this purpose, a majority of the outstanding shares of your fund means with respect to each proposal the vote of the lesser of

(1) 67% or more of the shares present at the meeting, if the holders of more than 50% of the shares of the fund are present or represented by proxy,

    or

(2) more than 50% of the outstanding shares of the fund.

Shares of your fund represented in person or by proxy, including shares which abstain or do not vote with respect to a proposal, will be counted for purposes of determining whether there is a quorum at the meeting. Accordingly, an abstention from voting has the same effect as a vote against a proposal.

Contract owners use the voting instruction card as a ballot to give the insurance company voting instructions for those shares attributable to the variable contract as of the record date. When the contract owner completes the voting instruction card and sends it to the insurance company, the insurance company votes its proxy in accordance with the contract owner's instructions. If the contract owner completes and signs the voting instruction card, the shares attributable to the variable contract will be voted as instructed. If the contract owner merely signs and returns the card, the life insurance company will vote those shares in favor of the proposal. If the contract owner does not return the card, the life insurance company will vote those shares in the same proportion as shares for which instructions were received from other contract owners.

Shares of the fund that are not attributable to variable contracts will be represented and voted by one of the insurance companies in the same proportion as the voting instructions received from contract owners. These shares include shares purchased with contributions made as seed capital to the fund by the adviser.

                       INFORMATION CONCERNING THE MEETING

Solicitation of Proxies


In addition to the mailing of these proxy materials, proxies may be solicited by fax or in person by the trustees, officers and employees of your fund; by personnel of the fund's adviser, John Hancock Advisers, Inc. the fund's principal distributor, John Hancock Funds, Inc., and the fund's transfer agent, John Hancock Annuity Servicing Office, or by broker-dealer firms and a third-party solicitation firm. The Annuity Servicing Office, together with the third-party solicitation firm, has agreed to provide proxy solicitation services at a cost of approximately $4,000, which will be paid by the fund.

The mailing address of the fund, John Hancock Advisers, Inc. and John Hancock Funds, Inc. is 101 Huntington Avenue, Boston, Massachusetts 02199.

Revoking Proxies

A shareholder signing and returning a proxy has the power to revoke it at any time before it is exercised:

o By filing a written notice of revocation with your fund's transfer agent, John Hancock Annuity Servicing Office, 529 Main St. (X-4), Charlestown, MA 02129.

o By returning a duly executed proxy with a later date before the time of the meeting,

         or

o If a shareholder has executed a proxy but is present at the meeting and wants to vote in person, by notifying the secretary of the fund (without complying with any formalities) at any time before it is voted.

Being present at the meeting alone does not revoke a previously executed and returned proxy.

Contract owners may revoke their voting instructions at any time before the proxy is voted by the life insurance company by following the procedure outlined above for revoking proxies.

Outstanding Shares and Quorum

As of September 12, 2000, 3,456,470 shares of beneficial interest of the fund were outstanding. Only shareholders of record on September 12, 2000 (record date) are entitled to notice of and to vote at the meeting. A majority of the outstanding shares of the fund that are entitled to vote will be considered a quorum for the transaction of business.

Other Business

The fund's board of trustees knows of no business to be presented for consideration at the meeting other than the proposal. If other business is properly brought before the meeting, proxies will be voted according to the best judgment of the persons named as proxies.

Adjournments

If a quorum is not present in person or by proxy at the time any session of the meeting is called to order, the persons named as proxies may vote those proxies that have been received to adjourn the meeting to a later date. If a quorum is present but there are not sufficient votes in favor of the proposal, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies concerning the proposal. Any adjournment will require the affirmative vote of a majority of the fund's shares at the session of the meeting to be adjourned. If an adjournment of the meeting is proposed because there are not sufficient votes in favor of the proposal, the persons named as proxies will vote those proxies favoring the proposal in favor of adjournment, and will vote those proxies against the proposal against adjournment.

                        OWNERSHIP OF SHARES IN THE FUND

To the knowledge of the fund, as of September 12, 2000, the following persons owned of record or beneficially 5% or more of the outstanding shares of your fund.


                                           Percentage of
Name and Address                           Shares Owned
----------------                           ------------

John Hancock Life                             50.95%
Insurance Company (JHLICO)
200 Clarendon Street
Boston, MA 02117


John Hancock Variable Life                    49.05%
Insurance Company (JHVLICO)
197 Clarendon Street
Boston, MA 02117

However, these companies, on behalf of the separate accounts, will vote their V.A. Financial Industries Fund shares only in accordance with voting instructions received from the contract owners. For this reason, the companies do not exercise control over the fund by virtue of their record ownership of fund shares.

                            --------------------------
                                      Thank
                                       You

                                   for mailing
                                 your proxy card
                                    promptly!
                            ---------------------------


[LOGO] JOHN HANCOCK

       John Hancock Funds, Inc.                Mutual Funds
       Member NASD                             Institutional Services
       101 Huntington Avenue                   Private Managed Accounts
       Boston, MA 02199-7603                   Retirement Services
                                               Insurance Services
       1-800-824-0335

       www.jhfunds.com                                             VA70PX  10/00

                              VOTE THIS CARD TODAY!
                    YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                       THE EXPENSE OF ADDITIONAL MAILINGS

                                          These voting instructions will be used
                                        by the Insurance companies in connection
                                  with a solicitation of proxies by the trustees
                                                                    of the Fund.

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
JOHN HANCOCK LIFE INSURANCE COMPANY

JOHN HANCOCK V.A. FINANCIAL INDUSTRIES FUND


The undersigned, revoking previous instructions, hereby instructs the above referenced insurance companies to vote all the shares of beneficial interest of John Hancock V.A. Financial Industries Fund ("V.A. Financial Industries Fund") attributable to the undersigned's variable annuity contract at the Special Meeting of Shareholders (the Meeting") of V.A. Financial Industries Fund to be held at 101 Huntington Avenue, Boston, Massachusetts, on Friday, December 1, 2000 at 9:00 a.m. Eastern Time, and at any adjournment(s) of the Meeting. Receipt of the Proxy Statement dated October 10, 2000 is hereby acknowledged. If not revoked, this card shall be voted for the proposals.

Thomas J. Lee and Michele G. Van Leer, and each of them, with power of substitution in each, are hereby instructed to vote the shares held in the fund portfolio attributable to the undersigned at the special meeting of shareholders and at any adjournment thereof, as specified on the reverse side.


Date_______________________________, 2000


o Please complete, sign, date and return this proxy in the enclosed envelope as soon as possible.
o Please sign exactly as your name or names appear left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.
o If a Corporation, please sign in full corporate name by president or other authorized officer.
o If a partnership, please sign in partnership name by authorized person


----------------------------------------
Signature(s)

                           VOTE THIS PROXY CARD TODAY!
                    YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                       THE EXPENSE OF ADDITIONAL MAILINGS

Indicate your voting instructions below by filing in the appropriate boxes using blue or black ink or dark pencil.

This voting instruction card, if properly executed, will be voted in the manner directed by the contract owner. If this voting instruction is executed and no direction is made, this voting instruction will be voted for all proposals and in the discretion of the insurance company upon such other business as may properly come before the meeting.

             Please vote by filling in the appropriate boxes below.

1. To eliminate the investment restriction requiring the fund to invest more than 25% of its assets in the banking industry.

           FOR                     AGAINST                    ABSTAIN


           PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD


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